Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 8, 2021, with respect to the consolidated financial statements of Holley Intermediate Holdings, Inc. and Subsidiaries contained in the Final Prospectus, filed on July 28, 2021, relating to the Registration Statement on Form S-1, as amended (File No. 333-258075), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Cincinnati, Ohio

September 23, 2021